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Exhibit 21.1

SUBSIDIARIES OF HUNTSMAN INTERNATIONAL LLC

U.S. ENTITIES:

Delaware

Eurofuels LLC
Eurostar Industries LLC
Huntsman EA Holdings, LLC
Huntsman International Financial LLC
Huntsman Propylene Oxide Holdings LLC
Huntsman Receivables Finance LLC
Huntsman Texas Holdings LLC
Louisiana Pigment Company LP

Texas

Huntsman Ethylenemines Ltd.
Huntsman International Fuels, L.P.
Huntsman Propylene Oxide Ltd.

Utah

Huntsman Polyurethane Fund I, L.L.C.
Huntsman Polyurethane Fund II, L.L.C.
Huntsman Polyurethane Fund III, L.L.C.
Huntsman Polyurethane Fund IV, L.L.C.
Huntsman Polyurethane Venture I, L.L.C.
Huntsman Polyurethane Venture II, L.L.C.
Huntsman Polyurethane Venture III, L.L.C.
Huntsman Polyurethane Venture IV, L.L.C.
Rubicon LLC

NON-U.S. ENTITIES:

Argentina

Huntsman (Argentina) S.R.L.

Australia

Huntsman Polyurethanes (Australia) Pty Ltd.

Belgium

Huntsman (Belgium) BVBA
Huntsman (Europe) BVBA
Huntsman Pension Fund Vzw
Tioxide Europe NV/SA

Brazil

Huntsman (Brasil) LTDA

Canada

Huntsman International (Canada) Corporation
Tioxide Canada Inc.

Cayman Islands

Tioxide Americas Inc.

China

Huntsman Chemical Trading (Shanghai) Ltd.
Huntsman Polyurethanes (China) Ltd.

Colombia

Huntsman Colombia Limitada

Czech Republic

Huntsman (Czech Republic) Spol.sr.o

France

Huntsman Surface Sciences France SAS
Huntsman Saint Mihiel SAS
Huntsman Investments France SAS
Tioxide Europe SAS

Germany

Huntsman (Germany) GmbH
IRO Chemie Verwaltungsgesellschaft, mbH
Tioxide Europe GmbH

Hong Kong

Huntsman International (Hong Kong) Ltd.

India

Huntsman International (India) Private Limited

Indonesia

PT Huntsman Indonesia

Italy

Huntsman Italian Receivables Finance S.r.l.
Huntsman (Italy) Srl
Huntsman Patrica S.r.l.
Huntsman Surface Sciences Italia S.r.l.
Sintesi S.r.l.
Tioxide Europe Srl

Japan

Yugenkaiska Huntsman Japan

Korea

Huntsman (Korea) Yuhan Hoesa

Malaysia

Pacific Iron Products Sdn Bhd
Tioxide (Malaysia) Sdn Bhd

Mexico

Huntsman International de Mexico S. de R.L. de C.V.
Huntsman Servicios Mexico S.de R.L. de C.V.

Netherlands

BASF Huntsman Shanghai Isocyanate Investment BV (a 50% joint venture with BASF)
Chemical Blending Holland B.V.
Eurogen CV
Huntsman (Canadian Investments) B.V.
Huntsman Chemical Trading (Shanghai) Holdings BV
Huntsman China Investments BV
Huntsman Shanghai China Investment BV
Huntsman Holland B.V.
Huntsman Holland Iota B.V.
Huntsman Investments (Netherlands) B.V.
Huntsman (Netherlands) B.V.
Huntsman (Saudi Investments) B.V.
Steamelec B.V.

Poland

Huntsman (Poland) Sp.zo.o

Saudi Arabia

Arabian Polyol Company Limited

Singapore

Huntsman (Asia Pacific) PTE Limited
Huntsman (Singapore) PTE Ltd.

South Africa

Huntsman Investments South Africa (Proprietary) Limited
Tioxide Southern Africa (PTY) Limited

Spain

Huntsman Surface Sciences Iberica, S.L.
Oglio SA
Tioxide Europe S.L.

Sweden

Huntsman Norden AB

Taiwan

Huntsman (Taiwan) Limited

Thailand

Huntsman (Thailand) Limited

Turkey

Tioxide Europe Titanium Pigmentleri Ticaret Ltd. Sirketi

U.K.

Huntsman (Holdings) UK
Huntsman International Europe Limited
Huntsman Nominees (UK) Limited
Huntsman Petrochemicals (UK) Limited
Huntsman Polyurethanes Sales Limited
Huntsman Polyurethanes (UK) Limited
Huntsman Polyurethanes (UK) Ventures Ltd.
Huntsman Surface Sciences Overseas Limited
Huntsman Surface Sciences UK Limited
Huntsman (UK) Limited
Tioxide Europe Limited
Tioxide Group
Tioxide Overseas Holdings Limited

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SUBSIDIARIES OF HUNTSMAN INTERNATIONAL LLC